Exhibit 10.10

ASSIGNMENT OF LEASE

This Assignment of Lease (“Assignment”) is made between NEWSCHOOL OF ARCHITECTURE & DESIGN, LLC, a California limited liability company (“Assignor”), and AMBOW EDUCATION HOLDING LTD., a Cayman Islands Company (“Assignee”). This Assignment is dated May 29, 2025, for reference purposes.

Recitals

A.       Lessor and Lessee entered into a Lease (“Lease”) dated March 6, 2020, for real property at 705 Park Boulevard (1st Floor and Mezzanine) (including storage space); 711 Park Boulevard; 725 Park Boulevard (1st Floor and Mezzanine) (including storage space); 727 Park Boulevard; 1250 G Street (1st Floor only); 700 13th Street (1st Floor only); 710 13th Street, Suite 305; 730 13th Street (1st Floor only); 1249 F Street (1st Floor, 2nd Floor, 3rd Floor and Mezzanine) (including storage space); all in San Diego, CA 92101 (“Premises”).

B.       The Lease was guaranteed by AMBOW EDUCATION HOLDING LTD., a Cayman Islands Company (“Guarantor”) under a Guaranty.

C.       Lessor and Lessee entered into a First Lease Amendment (“First Amendment”) dated June 21, 2022, which among other things, acknowledged that Lessee was in default of it Lease and acknowledged a balance of $792,812.34 (“Arrearages”).

D.       On July 15, 2024, Lessor filed an unlawful detainer (Case No. 24UD001246C) for unpaid rent. After a court trial, the court entered judgment in favor of Lessor and against Lessee for $2,255,384.44 (“UD Judgment”).

E. On September 6, 2024, Lessor filed a lawsuit for unpaid rent (Case No. 24CU009796C) seeking $2,250,252.74 for unpaid rent due prior to the UD (“Civil Action”).

F.       Assignor desires to assign the Lease to Assignee, and Assignee desires to accept the assignment of the Lease from Assignor and assume obligations under the Lease.

G. Landlord is willing to consent to the assignment on the following conditions:

●	Lessor receives a fully signed Assignment assigning the Lease to Guarantor;

●	Lessor receives concurrently with the fully signed Amendment the $1,000,000 payment outlined in section 5 of the Second Amendment to Lease; and

●	Lessor receives a fully signed Second Amendment to Lease.

Assignor, Assignee, and Landlord agree as follows:

Assignment

Assignor assigns and transfers to Assignee all right, title, and interest in the Lease and Assignee accepts from Assignor all right, title, and interest, subject to the terms and conditions set forth in this Assignment. This assignment includes an assignment of all rights in the security deposit; Landlord will have no obligation to provide any accounting or refund of the security deposit (if any) to Assignor.

Assignor recognizes that this Assignment will not release Assignor of any obligation to Landlord under the Lease, or change Assignor’s primary liability to pay rent and perform all other obligations of Assignor under the lease. If Assignee defaults under the Lease, Landlord may proceed directly against Assignor without pursuing Landlord’s remedies against Assignee.

Any prorations of amounts due between Assignor and Assignee will be made directly between them, and Landlord will have no obligations to either party for prorations.

By executing this Assignment, Assignor certifies and acknowledges that as of the date that Assignor signs this Assignment, (a) Landlord is not in default in any respect under the Lease, (b) Assignor and Assignee do not have any defenses to their obligations under the Lease, (c) Assignor and Assignee have no offsets against monetary obligations due under the Lease, and (d) Assignor has no claims against Landlord or its agents. Assignor also acknowledges and agrees that (a) these representations constitute a material consideration to Lessor in consenting to this Assignment, and (b) that Landlord is relying on these representations in executing this Assignment.

Assignor requests that any future notices to be provided to Assignor under the Lease be sent to the following address:_____________________________________________. If no address is written above, future notices to Assignor will be sent to the Premises.

NEWSCHOOL OF ARCHITECTURE & DESIGN, LLC, a California limited liability company

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	Director

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	Director

The Amendment must be signed by two corporate officers of Newschool. An officer from each of the following two categories must sign the lease:

(1)	Chairman of the board, president or vice president; and

(2)	Secretary, assistant secretary, chief financial officer or assistant treasurer

If a single person is signing in both of the categories, the individual must sign twice, once as one officer and again as the other officer. Alternatively, in lieu of signatures of officers in both capacities, Newschool may deliver to Lessor a certified copy of a corporate resolution identifying the individuals authorized to sign the amendment on Newschool’s behalf.

Assumption of Lease Obligations

Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor as lessee under the Lease, including making of all payments due to or payable on behalf of Landlord under the Lease as they become due and payable.

In executing this Assignment, Assignee is relying on no statement, fact, promise or representation by Landlord not specifically stated in this Assignment or the Lease. Assignee had undertaken a complete and independent evaluation of the risks inherent in the execution of this Assignment, and based solely on Assignee’s independent evaluation, has elected to execute this Assignment.

Any prorations of amounts due between Assignor and Assignee will be made directly between them, and Landlord will have no obligations to either party for prorations.

By executing this Assignment, Assignee certifies and acknowledges that as of the date that that Assignee signs this Assignment, (a) Landlord is not in default in any respect under the Lease, (b) Assignee does not have any defenses to its obligations under the Lease, (c) Assignee has no offsets against monetary obligations due under the Lease, and (d) Assignee has no claims against Landlord or its agents. Assignee also acknowledges and agrees that (a) these representations constitute a material consideration to Lessor in consenting to this Assignment, and (b) that Landlord is relying on these representations in executing this Assignment.

Assignee requests that any notices to be provided to Assignee under the Lease be sent to the following address:_______________________________________________. If no address is written above, future notices to Assignee will be sent to the Premises.

Ambow Education Holding Ltd., a Cayman Island company

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	CEO

Date:	June 4, 2025	By:	/s/ Jin Huang
		Print Name:	Jin Huang
		Print Title:	CEO

The Amendment must be signed by two corporate officers of Ambow. An officer from each of the following two categories must sign the lease:

(3)	Chairman of the board, president or vice president; and

(4)	Secretary, assistant secretary, chief financial officer or assistant treasurer

If a single person is signing in both of the categories, the individual must sign twice, once as one officer and again as the other officer. Alternatively, in lieu of signatures of officers in both capacities, Ambow may deliver to Lessor a certified copy of a corporate resolution identifying the individuals authorized to sign the amendment on Ambow’s behalf.

Landlord Consent

Landlord consents to this Assignment of Lease to Assignee, provided however, that notwithstanding this Assignment and Landlord’s consent to this Assignment, Assignor will remain primarily obligated as Lessee under the Lease and Landlord does not waive or relinquish any rights under the Lease against Assignor or Assignee, nor any rights under the Guaranty against Guarantor.

Landlord’s consent is subject to the conditions specified above in recital G.

PREF Art Block, LLC, a Delaware limited liability company; Art Block Investors, LLC, a Delaware limited liability company; BroArt, LLC, a Delaware limited liability company; and Art Block MF, LLC, a Delaware limited liability company (collectively doing business as Art Block Tenancy in Common)

Date:	June 27, 2025	By:	/s/ Ricardo Jinich
		Print Name:	Ricardo Jinich
		Print Title:	President

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